CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 6, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A 33-09452 and 811-04871) of General California Municipal Money Market Fund.








                                        ERNST & YOUNG LLP


New York, New York
March 20, 2003